Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-70082, 333-106606 and 333-121366) and on Forms S-8 (Nos. 333-39772, 333-67758 and 333-121365) of MFA Mortgage Investments, Inc., of our report dated February 3, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Pricewaterhouse Coopers LLP

New York, New York

February 10, 2005

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